Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2018, of our report dated April 21, 2016 on the consolidated financial statements of Lakeland Industries, Inc. and Subsidiaries for the year then ended January 31, 2016, into the Company’s Registration Statements on Form S-8 (No. 333-144870, No. 333-176733, No. 333-183882, No. 333-205836 and No. 333-219084) and Form S-3 (No. 333-216943 and No. 333-200422).

/s/ Mazars USA LLP

New York, New York

April 16, 2018